Exhibit 10(l)
TIME-SHARING AGREEMENT

This Agreement is made as of April 27, 2020, by and between Crane Co., a corporation incorporated under the laws of the State of Delaware, with principal offices at 100 First Stamford Place, Stamford, Connecticut ("Lessor"), and James L.L. Tullis, an
individual, with his residence at [redacted] ("Lessee");

RECITALS

WHEREAS, Lessor is the owner of that certain Dassault Aviation model Falcon 7X aircraft bearing United States registration number N300CR and manufacturer's serial number 29 ("Aircraft");
WHEREAS, Lessor employs a fully qualified flight crew to operate the Aircraft; and WHEREAS, Lessor and Lessee desire to lease said Aircraft and flight crew on a time sharing basis as defined in Section 91.501(c)( l ) of the Federal Aviation Regulations (the "FARs").

The parties agree as follows:

1.Lessor agrees to lease the Aircraft to Lessee pursuant to the provisions of FAR 91.501(c)(l) and to provide a fully qualified flight crew for all operations pursuant to this Agreement. This Agreement shall commence on the date that it is signed and continue for one (1) year after said date. Thereafter, this Agreement shall be automatically renewed on a month to month basis, unless sooner terminated by either party as hereinafter provided. Either party may at any time terminate this Agreement upon thirty (30) days written notice to the other party, delivered personally or by certified mail, return receipt requested, at the address for said other party as set forth above.

2.Effective as of the date hereof, Lessee shall pay Lessor for each flight conducted under this Agreement an amount equal to the sum of the following actual expenses of each specific flight as authorized by FAR Part 91.501(d):

(a)Fuel, oil, lubricants, and other additives;
(b)Travel expenses of the crew, including food, lodging and ground transportation;
(c)Hangar and tie down costs away from the Aircraft's base of operation;
(d)Insurance obtained for the specific flight;
(e)Landing fees, airport taxes and similar assessments including, but not limited to IRC Section 4261 and related excise taxes;
(f)Customs, foreign permit, and similar fees directly related to the flight;
(g)In-flight food and beverages;
(h)Passenger ground transportation; and
(i)Flight planning and weather contract services.

Exhibit 10(l)
1.Lessor will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice and bill Lessee for the expenses enumerated in paragraph 2 above by the last day of the month following the month in which any flight or flights for the account of Lessee occur. Lessee shall pay Lessor for said expenses within fifteen days of receipt of the invoice and bill therefor.

2.Lessee will provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least forty-eight hours in advance of Lessee's planned departure. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Lessor or Lessor's flight crew:

a.proposed departure point;
b.destination;
c.date and time of flight;
d.the number of anticipated passengers;
e.the nature and extent of luggage and/or cargo to be carried;
f.the date and time of return flight, if any; and
g.any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor's flight crew.

3.Lessor shall have final authority over the scheduling of the Aircraft, provided, however, that Lessor will use its best efforts to accommodate Lessee's needs and to avoid conflicts in scheduling.

4.Lessor shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgement would compromise the safety of the flight.

5.Lessor shall employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

6.In accordance with applicable FARs, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgement of the pilot in command is necessitated by considerations of safety. No such action of

Exhibit 10(l)

the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The patties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

1.Lessor will provide such additional insurance coverage as Lessee shall request or require, provided, however, that the cost of such additional insurance shall be borne by Lessee as set forth in paragraph 2(d) hereof. At all times during the term of this Lease, Lessor shall cause to be carried and maintained, at Lessor's cost and expense, physical damage insurance with respect to the Aircraft in an amount no less than the amount set forth below:

Aircraft Physical Damage (No Deductible While
In Motion or Not In Motion)
$ 25,000,000

At all times during the term of this Lease, Lessor shall also cause to be carried and maintained, at Lessor's cost and expense, third party aircraft liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance in amounts no less than the amounts set forth below:

Combined Liability Coverage for Bodily Injury and Property Damage Including Passengers -
Each Occurrence	$200,000,000
Medical Expense Coverage - Each Person	$ 25,000

Lessor shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

Any policies of insurance carried in accordance with this Lease: (i) shall name Lessee as an additional insured; and (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Lessee; and (iii) shall provide that in respect of the interests of Lessee, such policies of insurance shall not be invalidated by any action or inaction of Lessor or any other person and shall insure Lessee (subject to the limits of liability and war risk exclusion set forth in such policies) regardless of any breach or any violation of any warranty, declarations or conditions contained in such policies by Lessor or any other person; and (iv) shall provide that if the insurers cancel insurance for any reason whatsoever, or the same is allowed to lapse for non payment of premium, or if there is any material change in policy terms and conditions, such a cancellation, lapse or change shall not be effective as to Lessee. Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or

Exhibit 10(l)
Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

Lessor shall submit this Lease for approval to the insurance canier for each policy of insurance on the Aircraft. Lessor shall arrange for a Certificate of Insurance evidencing appropriate coverage as to the Aircraft and the satisfaction of the requirements set forth above to be given by its insurance carriers to Lessor.

1.Lessee warrants that:

a.he will use the Aircraft for and on account of his own business or personal transportation only, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire;

b.he shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by any party hereto to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

c.during the term of this Agreement, he will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a timesharing Lessee.

2.For purposes of this Agreement, the permanent base of operation of the Aircraft shall be Hanger V, 154 Airport Road, White Plains, New York, 10604.

3.Neither this Agreement nor any party's interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

4.TRUTH IN LEASING STATEMENT

Exhibit 10(l)
THE AIRCRAFT. A DASSAULT FALCON. MANUFACTURER'S SERIAL NO.
29.CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N300CR. HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERJOD PRECEDING THE DATE OF THIS I.EASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURUTION OF THIS LEASE, CRANE CO., 100 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF
THE AIRCRAFT UNDER THIS I.EASE.
AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS D1STR1CT OFFICE.

THE “INSTRUCTIONS FOR C'OMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS" ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

1. 1
THE UNDERSIGNED RICHARD A. MAUE, AS VICE PRESIDENT, CHIEF FINANCIAL OFFICER OFCRANE CO. CERTIFY THAT CRANE CO. IS RESPONSIBLE FOR OPERATIONA L, CONTROL OF THE AIRCRA FT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION
REGULATIONS.
IN WITNESS WHEREOF, the Lessor and Lessee have executed and delivered this Amendment as of the date first above written.

LESSOR:    CRANE CO.

By:     /s/ Richard A. Maue
Name: Richard A. Maue
Title:     SVP and Chief Financial Officer

LESSEE: /s/ James L.L. Tullis
                             James L.L. Tullis

Exhibit 10(l)
INSTRUCTIONS FOR COMPLIANCE WITH "TRUTH IN LEASING" REQUIREMENTS

1.Mail a copy of the lease to the following address via certified mail, return· receipt requested, immediately upon execution of the lease (14 C.F.R.
91.23 requires that the copy be sent within twenty-four hours. after it is signed):

Federal Aviation Administration Aircraft Registration Branch ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.

3.Carry a copy of the lease in the aircraft at all times.